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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement

                                  EDENTIFY, INC
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X]  No fee required

[ ]  $125.00 per Exchange Act Rule 0-11(c)(1)(ii) or 14c-5(g) and 0-11

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.   Title of each class of securities to which transaction applies:

     ___________________________________________________________________________

2.   Aggregate number of securities to which transaction applies:

     ___________________________________________________________________________

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

     ___________________________________________________________________________

4.   Proposed maximum aggregate value of transaction

     ___________________________________________________________________________

5.   Total fee paid

     ___________________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                                 EDENTIFY, INC.
                              74 WEST BROAD STREET
                                    SUITE 350
                               BETHLEHEM, PA 18018

                              INFORMATION STATEMENT

                  (REGARDING ACTION TAKEN BY WRITTEN CONSENT OF
                    MAJORITY IN INTEREST OF OUR SHAREHOLDERS)

                       WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being furnished to the stockholders of Edentify, Inc., (the "Company") in connection with the approval by a majority of the stockholders of an amendment to the Company's Articles of Incorporation to increase the number of shares of common stock authorized to 100,000,000 (the "Charter Amendment").

We," "us," "our," and the "Company" refer to Edentify, Inc., a Nevada corporation.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS IS NOT A SOLICITATION FOR A PROXY.

STATEMENTS REGARDING FORWARD LOOKING INFORMATION

This Information Statement and the documents incorporated in this document by reference contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business, and on the expected impact of the merger on the combined company's financial performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.

GENERAL

The date on which this Information Statement is being mailed to our stockholders is on or about November 30, 2006 (the "Mailing Date"). Inasmuch as we will have provided this Information Statement to our stockholders of record on the Mailing Date, no additional action will be undertaken pursuant to such written consent. Stockholders who did not consent to the Charter Amendment are not entitled to dissenter's rights under Nevada law.

The Charter Amendment will each be effective no sooner than twenty (20) days after the Mailing Date.

This Information Statement has been prepared by our management, and the entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.


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QUESTIONS AND ANSWERS ABOUT THE CHARTER AMENDMENT

Q. Why did I receive this Information Statement?

A. Applicable laws require us to provide you information regarding the Charter Amendment even though your vote is neither required nor requested for the Charter Amendment to become effective.

Q. What will I receive when The Charter Amendment is effective?

A. The Charter Amendment has already been approved, and you will not receive anything notifying you that the Charter Amendment has become effective.

Q. When do you expect the Charter Amendment to become effective?

A. The Charter Amendment will become effective upon the filing with the Nevada Secretary of State. We expect to file The Charter Amendment with the Nevada Secretary of State no less than 20 days after this Information Statement has been sent to you.

Q. Why am I not being asked to vote?

A. The holders of a majority of the issued and outstanding shares of Common Stock have already approved the Charter Amendment pursuant to a written consent in lieu of a meeting. Such approval, together with the approval of the Company's Board of Directors, is sufficient under Nevada law, and no further approval by our stockholders is required.

Q. What do I need to do now?

A. Nothing. This information statement is purely for your information and does not require or request you to do anything. We are not asking you for a proxy and you do not need to send us a proxy.

Q. Whom can I contact with questions?

A. If you have any questions about any of the actions to be taken by the Company, please contact the Company.

EACH OF THE FOREGOING TRANSACTIONS IS MORE FULLY DESCRIBED IN THE SECTION OF THIS INFORMATION STATEMENT TITLED "ACTIONS BY THE BOARD OF DIRECTORS AND CONSENTING STOCKHOLDERS."

There are no federal or state regulatory requirements that must be complied with or any approval which must be obtained in connection with the transactions discussed in this Information Statement.

The parties to the transactions described in this information statement have not had any past contacts, nor have they conducted any other transactions or negotiations.

You may contact the Company's principal executive offices at:

          Edentify, Inc.
          74 West Broad Street
          Suite 350
          Bethlehem, PA 18018
          Phone: (610) 814-6830

You may contact Edentify, Inc.'s principal executive offices at the same address.


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                      DESCRIPTION OF THE CHARTER AMENDMENT

On November 13, 2006, the Board of Directors (the "Board") of Edentify, Inc. ("Edentify") by a majority vote, approved the Charter Amendment, subject to the approval of Edentify's stockholders. The record date established by the Board for purposes of determining the shareholders eligible to vote was set at November 16, 2006 (the "Record Date"). On November 30, 2006, stockholders owning greater than a majority of the outstanding shares of Common Stock shall have approved the Charter Amendment by action taken without a meeting in accordance with Nevada law. No further vote of our stockholders is required.

                        ACTIONS BY THE BOARD OF DIRECTORS
                           AND CONSENTING STOCKHOLDERS

In accordance with Section 78.207 of the Nevada Revised Statutes, on November 13, 2006, our Board of Directors, believing it to be in the best interests of the Company and its stockholders, approved the Charter Amendment conditioned upon approval by a majority of the holders of our common stock. In accordance with Section 78.320 of the Nevada Revised Statutes, on or before November 30, 2006, the proposed Charter Amendment was approved by stockholders holding more than a majority of the Company's issued and outstanding shares, to be effective no earlier than twenty (20) days after the mailing of this Information Statement.

Description of Charter Amendment

The Charter Amendment will result in the number of shares of common stock that the Company is authorized to issue being 100,000,000. Currently, the Company has 25,613,071 shares outstanding (including approx. 7,122,990 shares that are subscribed to but not issued due to administrative delays).

The Board of Directors (the "Board"), in approving the amendment to the Charter, believes that although current obligations of the Company to issue common stock are being met by the number of shares of common stock authorized at present, it is in the best interests of the Company to increase the number of shares of common stock that the Company has the authority to issue so that management may have more flexibility in meeting future financing, operational needs and acquisition possibilities.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE CHARTER AMENDMENT AND ITS EFFECTS AND TO PROVIDE YOU WITH INFORMATION ABOUT THE CHARTER AMENDMENT AND THE BACKGROUND OF THIS TRANSACTION.

Approval by Stockholders

Pursuant to Sections 78.207 and 78.390 of the Nevada Revised Statutes, amendments to Edentify's Articles of Incorporation to increase the number of authorized shares of our common stock that do not correspondingly increase the number of issued and outstanding shares must be approved by a majority of our holders of common stock. In order to obtain the required approval of our stockholders, we could either convene a special meeting of the stockholders for the specific purpose of voting on the proposed Charter Amendment, or we could obtain written consent from the holders of a majority of our issued and outstanding voting securities. In order to eliminate the costs and management time involved in holding a


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special meeting, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our Common Stock. The elimination of the need for a special meeting of stockholders to approve The Charter Amendment is made possible by Section 78.320 of the Nevada Revised Statutes, which provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power of the company execute a written consent approving such action. The Record Date for purposes of determining the number of outstanding shares of our common stock entitled to vote on the Charter Amendment was November 16, 2006.

As of the Record Date, Edentify had 25,613,071 shares of Common Stock issued and outstanding, all of which are fully paid and non-assessable. Holders of Common Stock have one vote per share on all matters submitted to a vote of stockholders. Stockholders do not have rights to cumulate their votes in the election of directors under the Company's Articles of Incorporation or applicable provisions of the Nevada General Corporation Law.

On or before November 30, 2006, stockholders holding 15,874,166 shares of Common Stock, or approximately 62% of the issued and outstanding shares of Common Stock, by written consent, shall have approved the Charter Amendment, to be effective on such date as proscribed under federal securities law and regulations. No further vote of our stockholders is required for Edentify to effect the Charter Amendment.

Pursuant to the rules and regulations promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), an Information Statement must be sent to the holders of voting stock who do not sign the written consent at least 20 days prior to the effective date of any corporate action taken or authorized pursuant to the consent of Edentify's stockholders.

No Dissenter's or Appraisal Rights

Stockholders who did not consent to the Charter Amendment are not entitled to the dissenter's or appraisal rights provided in Section 92A.300 et seq. of the Nevada Revised Statues.

Effective Date

The Charter Amendment will be effective no sooner twenty (20) days after the date this Information Statement is first mailed to our stockholders. We anticipate that the Charter Amendment will be effective approximately December 20, 2006 or shortly thereafter.

THE CHARTER AMENDMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE CHARTER AMENDMENT OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE CHARTER AMENDMENT AND ITS EFFECTS AND TO PROVIDE YOU WITH INFORMATION ABOUT THE CHARTER AMENDMENT AND THE BACKGROUND OF THIS TRANSACTION.


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

                            PRINCIPAL SHARE OWNERSHIP

     The Record Date for purposes of determining the stockholders entitled to approve The Charter Amendment was November 16, 2006. As of the Record Date, Edentify had a total of 25,613,071 shares of Common Stock issued and outstanding. The following table sets forth, as of the date of this Schedule, stock ownership of each executive officer and director of Edentify, of all executive officers and directors of Edentify as a group, and of each person known by us to be a beneficial owner of 5% or more of its Common Stock. Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power as to such shares. No person listed below has any options, warrant or other right to acquire additional securities of Edentify, except as may be otherwise noted.

                                              Number of Shares
Name                                         Beneficially Owned   Percent of Class
----                                         ------------------   ----------------
Terrence DeFranco, CEO (1)                        8,374,166            32.7%
Face2face animation, Inc.                         7,500,000            29.3%
Mark Gelnaw, Director (3)                            11,412                (2)
Eric Gertler, Director                               11,412                (2)
Michael Preston, Director                            11,412                (2)
Thomas Harkins, Chief Operating Officer(4)          100,000                (2)
Kenneth R. Vennera, Chief Legal Officer              12,000                (2)

All Directors and Officers as a Group
   (6 in number)                                  8,504,402            33.2%

(1)  Mr. DeFranco is also a director.

(2)  Less than 1%.

(3) Mr. Gelnaw holds warrants to acquire 100,000 shares of common stock of the Company and convertible debentures that would entitle him to 100,000 shares of common stock of the Company.

(4) Mr. Harkins holds vested options to acquire 590,278 shares of common stock (options to acquire 250,000 shares exercisable at $0.75 per share and options to acquire 340,278 shares exercisable at $2.00 per share). As of the Record Date, none of these options were in the money.

(5) Mr. Vennera holds vested options to acquire 458,333 shares of common stock (options to acquire 183,333 shares exercisable at $0.75 per share, options to acquire 183,333 shares exercisable at $2.00 per share and options to acquire 91,667 shares exercisable at $4.00 per share). As of the Record Date, none of these options were in the money.


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

                      GENERAL NATURE OF BUSINESS CONDUCTED

EDENTIFY, INC.

     Edentify, Inc. ("Edentify") was formed in August 2004 with the objective of becoming a leader in the development and deployment of data analysis technology-based solutions for the prevention of identity theft and fraud. It is currently a later development-stage company and expects shortly to begin realizing revenue and growth in operations. Edentify will seek to fulfill its goals by analyzing the means by which identity crimes are perpetrated and through the development of new technologies and procedures to assist corporations, the government and consumers in the fight against identity fraud and related crime.

     Edentify owns the intellectual property rights to two strategic approaches for the detection and prevention of identity fraud. They are, (1) an information-based data analysis and monitoring approach and (2) a biometric technology-based approach.

     The first approach, the operations of which are carried out through our wholly-owned subsidiary, Edentify Inc. (Delaware), is a patented (owned by us) information-based approach that analyzes identity data information for individuals in large databases and by comparison to data provided by a third-party aggregator, is capable of detecting and scoring incidents of identity manipulation and potential theft (Identity Quotient Index(TM)) marketed as a component of our products described more fully under the heading "Edentify
(DE) Products" below. The forerunner of this technology was acquired by us from Edentification, Inc. and is currently used in screening identities used for new checking account applications in large banks in the U.S. Edentify will continue to market our enhanced version of this technology to other areas of the financial services industry, as well as to large healthcare organizations and local, state and federal governments.

     The second approach is a biometric technology that will be marketed through and is named after our wholly-owned subsidiary, InMotion Biometrics, Inc. ("IMB"). This novel set of algorithms combines face and voice recognition technologies for authenticating the identity of an individual. The IMB technology is licensed from face2face, Inc., a leading character animation company that was spun-off from Lucent Technologies, Inc. in 2000. The core capability of this technology is its facial analysis system that contains highly evolved algorithms for obtaining the inner lip contour, which can accurately measure for optimal visual speech recognition performance. Additionally, the system is designed as a multi-modal platform capable of combining the reading of two or more biometric technologies simultaneously.

     Edentify currently markets its data analysis technology directly and through channel partners. We currently have relationships with two such partners, Seisint (that is ancillary to our primary relationship with them as a data aggregator) and Trilegiant, and they are currently actively pursuing relationships with several others. These relationships include cross-marketing and other teaming arrangements with banking associations, technology groups, affinity organizations and other groups of individual entities that the industry and we recognize as being within the product distribution channel. The biometric technology is currently under development and, upon completion will be marketed through strategic partners such as OEMs or value added resellers. Future plans include the development of an integrated product that combines our information-based ID manipulation detection capability with IMB's face recognition technology, thereby enabling a defensively-robust enrollment and subsequent identity protection system.


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

     On February 29, 2005, BudgetHotels Networks, Inc. ("Budget") signed an Agreement to acquire all of the issued and outstanding shares of Edentify, Inc., a Delaware corporation ("Edentify") in exchange for issuance of 21,000,000 shares of the Company's common stock and Share Rights Certificates entitling the former stockholder of Edentify to acquire additional shares upon consummation of a reverse split or other corporate action making new shares available for issuance, so that ultimately the former Edentify stockholder and nominees will own a total of 88.2% of the outstanding common stock of Budget (hereinafter, the foregoing transaction being the "Acquisition").

     Upon the reverse split becoming effective, Budget issued a total of 19,510,255 shares of its common stock to the former stockholder of Edentify and his nominees associated with the Share Rights Certificate in order for such persons to hold approximately 88.2% of the outstanding common stock of the Company. After the reverse split and subsequent issuance under the Share Rights Certificates, Edentify, formerly Budget, had a total of approximately 24,501,000 shares of common stock outstanding, although approximately 7,123,000 of these shares have not, as yet, been issued due to ministerial delays.

     Prior to the Closing Date of the Acquisition, Budget executed a Distribution Agreement with its subsidiary InfoCenter, Inc., through which Budget carried on its then-current operating business activities, pursuant to which Budget will agree to distribute the shares of InfoCenter, Inc., to the stockholders of record of Budget as of a record date immediately prior to the Closing Date of the transaction with Edentify. Distribution of the shares of InfoCenter, Inc. is intended but not required to be made through the filing of a registration statement with the U.S. Securities and Exchange Commission by InfoCenter, Inc. Under the terms of the Agreement, as amended, the distribution is required to be completed on or before August 31, 2006. Inasmuch as the Board of Directors of InfoCenter was not prepared to file a registration statement as of such date, management is currently in discussions with the Board of Directors of InfoCenter regarding the appropriate disposition of this obligation.

     The acquisition resulted in the owners and management of Edentify having effective operating control of the combined entity after the Acquisition, with the existing Budget shareholders continuing as only passive shareholders.

                                        Submitted by:

                                        THE BOARD OF DIRECTORS

                                        Date:  November 16, 2006


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                                                                       Exhibit A

                            CERTIFICATE OF AMENDMENT

                                       FOR

                                 EDENTIFY, INC.

Pursuant to NRS 78.385 and 78.390, the Company herewith files the following with the Nevada Secretary of State:

1. The name of the corporation is Edentify, Inc.

2. Article II of the Articles of Incorporation has been amended in its entirety to read as follows:

     The amount of total authorized capital stock which the Corporation shall have authority to issue is 100,000,000 shares of common stock, each with $0.001 par value, and 1,000,000 shares of preferred stock, each with $0.01 par value. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the Corporation.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of The Charter Amendment is 62%.

4. The effective date of the Amendment is December 20, 2006.


                                        By: /s/ Terrence DeFranco
                                            ------------------------------------
                                            Terrence DeFranco,
                                            Chief Executive Officer


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